SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2016

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14001 Walden Rd., Suite 600

Montgomery, Texas  77356

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

FIRST TITAN CORP.

500 North Rainbow Boulevard

Las Vegas, NV 89107

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 – Completion of Acquisition of Assets

As previously disclosed, on June 3, 2016, we entered into a business combination whereby a wholly-owned subsidiary of the Company, AngioSoma Research, Inc., a Texas corporation, (“AngioSoma Texas”) merged with AngioSoma Research, Inc., a Nevada corporation, (“AngioSoma Nevada”) with AngioSoma Research Texas surviving as our wholly-owned subsidiary (the “Merger”) . In connection with the Merger, the Company issued to the holders of outstanding common stock of AngioSoma Nevada 20 million shares of the Company’s common stock (“Common Stock”) and, as a result, immediately following the completion of the Merger, the former equity holders of AngioSoma Nevada owned approximately 66% of the Common Stock and the stockholders of First Titan Corp. immediately prior to the Merger owned approximately 34% of the Common Stock, in each case, on a fully-diluted basis (subject to certain exceptions and adjustments).  Also in connection with the Merger, the pre-Merger director and officer of the Company tendered his resignation and the pre-Merger director and officer of AngioSoma Nevada was appointed as the new director and officer of the Company, and our corporate headquarters was moved from Las Vegas, Nevada to Montgomery, Texas. In connection with completion of the Merger, the Company changed its corporate name from First Titan Corp. to AngioSoma, Inc. and its common stock continues to trade on the OTC Markets Group, OTCQB tier under the new trading symbol “SOAN”.

For accounting purposes, the Merger is treated as a “reverse acquisition” under generally acceptable accounting principles in the United States (“U.S. GAAP”) and AngioSoma Nevada is considered the accounting acquirer. Accordingly, AngioSoma’s historical results of operations will replace the Company’s historical results of operations for all periods prior to the Merger and, for all periods following the Merger, the results of operations of the combined company will be included in the Company’s financial statements.

AngioSoma Nevada, the asset acquired, is a clinical stage biotechnology company focused on improving the effectiveness of current standard-of-care treatments, especially related to endovascular interventions in the treatment of peripheral artery disease (PAD).

AngioSoma Nevada is developing its lead product, a drug candidate called LiprostinTM for the treatment of peripheral artery disease, or PAD, which has completed FDA Phase I and three Phase II clinical trials. We are in discussions with several contract research organizations for completion of our FDA protocol for Phase III and submission of our new drug application for marketing in the US and its territories.

As required by Item 9.01 of Form 8-K, within 71 days after the date hereof, the Company will prepare and file with the SEC an amendment to this Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X of the Securities Exchange Act for the periods specified in Rule 3.05(b)(2) or Rule 8-04(b) thereunder.

ITEM 3.02 – Unregistered Sales of Equity Securities

In connection with the acquisition described in Item 2.01, effective June 17, 2016, the registrant issued 20,000,000 shares of common stock and 5,000,000 shares of Series A preferred stock to the stockholders of AngioSoma, Inc. in exchange for their shares of common stock and preferred stock in the acquired corporation.

The shares were issued without registration in reliance on the exemption in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D thereunder.  We believe the exemption is available because of the substantial preexisting relation with the parties and the offering was made solely and only to the parties without any public offering or solicitation.

ITEM 5.01 – Change in Control of Registrant

Because of the acquisition described in Item 2.01 and the issuance of common stock described in Item 3.02, there was a change in control and change of the corporate name effective June 17, 2016.  The identity of the persons who acquired control, the basis of the control, the identity of the persons from whom the control was assumed, any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters as well as the information required by Item 403(c) of Regulation S-K are included in the Information Statement filed pursuant to Section 14(f) of the Securities Exchange Act and SEC Rule 14f-1 on June 6, 2016.

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with our acquisition of AngioSoma, Inc. and our name change to AngioSoma, Inc., we elected one director that replaced our sole director.  The business background of our new director and chief executive officer is included in the information statement we filed with the Securities and Exchange Commission and mailed to the stockholders on the 6th day of June, 2016. The information statement is incorporated herein by reference and is available on the SEC web site: http://www.sec.gov.

NAME	AGE	POSITION
Alex K. Blankenship	53	Chairman, Chief Executive Officer, President, and Director
David P. Summers	78	Chairman Emeritus

Alex K. Blankenship, Incoming Director, Chief Executive Officer & President.

Alex K. Blankenship was elected sole director, Chairman of the Board, Chief Executive Officer, and President in April 2016 of AngioSoma, Inc., a Nevada Corporation. From April 1983 to February 1986, Ms. Blankenship was employed by Blake Memorial Hospital in Bradenton, Florida as a certified cardiac monitor technician in the intensive care and progressive care units.  From March 1986 until December 2002, Ms. Blankenship served as private duty eldercare for numerous patients in Florida and North Carolina.  In January 2003, Ms. Blankenship withdrew from participation in the medical care industry to devote time to her daughter and two grandchildren.

David P. Summers PhD, Ceremonial position of Chairman Emeritus.

David P. Summers, Ph.D. founded and serves as Chairman Emeritus of AngioSoma, Inc. (Nevada), founded in April 2016 in The Woodlands, Texas with intellectual property and various patents owned by Dr. Summers in order to complete FDA trials and bring to market.  AngioSoma Inc.’s current focus is Liprostin™, a Peripheral Artery Disease therapy using FDA approved Alprostadil™ packaged inside a proprietary Liposome for controlled drug release.  From December 2003 to March 2016, Dr. Summers led Angiomedx, Inc. (Nevada) as its CEO prior to its being succeeded by AngioSoma, Inc.

From January 2004 through the present, in Conroe, Texas, Dr. Summers founded and is President of Natures Instincts, Inc., now renamed Nutra Pharmx LLC (Texas), which holds the intellectual property owned by Dr. Summers returned from both Metabolic Research, Inc and Aikon Nutraceutical, including Stemulite II for Men, Stemulite II for Women, SomniaPM, AlertRNG, and Proformax-CR.  From January 2009 through March 2010 in Houston, Texas, Dr. Summers founded and served as President of Aikon Nutraceutical, Inc., at which time the products SomniaPM, AlertNRG and ProFormax-CR were developed.  The company ceased operations and all intellectual property reverted to Dr. Summers.  From December 2004 through March 2009 in Las Vegas, Nevada, Dr. Summers was co-founder, CEO and Director of Metabolic Research, Inc. (Nevada, publicly traded on the OTC:BB under symbol “MTBR”), a dietary nutraceutical and fitness supplement company.  The products Stemulite for Men and Stemulite for Women were developed, and in 2009 Stemulite became one of General Nutrition Corporation (GNC)’s top ten sellers.  The company ceased operations in November 2010.  From July 1996 through December 2003 in Montgomery, Texas, Dr. Summers was Founder, Chairman and CEO of Endovasc, Inc., (Nevada, publicly traded on the OTC:BB under symbol “EVSC”), a bio-medical company with products in drug delivery catheters, vascular stents, new stent coatings, resorbable stents using prostaglandin E-1and a controlled drug delivery liposome for prostaglandin E-1 (PGE-1) called Liprostin™, a natural occurring hormone to treat coronary artery disease (“CAD”) which has gone successfully gone through Phase I and Phase II of the FDA’s New Drug Application process.  Over $10 million was invested in the portfolio prior to the company being liquidated in bankruptcy in March 2008.  From June 1985 through June 1996 in The Woodlands, Texas, Dr. Summers founded and Served as Chairman and CEO of American BioMed, Inc. (Texas, publicly traded on NASDAQ under symbol “ABMI”) a medical device consulting firm, which designed and developed 10 new medical products, which received patents, and submitted 3 medical devices to FDA under Reg 510(k).  The company expanded through acquisition and was able to obtain FDA approval of several products.  The company was sold to the Augustine Fund, LLC in November 1996.

From February 1978 through April 1985 in Houston, Texas, Dr. Summers founded and was President of ForeRank, Inc. (Texas), a professional engineering consultancy that provided engineering design, fabrication and supervision of contracts in Republic of Panama, Sweden, Denmark, The North Sea (England, Scotland and Norway).  From January 1974 through January 1978 in New Orleans, Louisiana, Dr. Summers served as Chief Construction Manager Louisiana Offshore Oil Port for Loop, Inc., a $3 billion off-shore supertanker loading facility off New Orleans in the Gulf of Mexico.  From May 1965 through October 1973 in Murray Hill, New Jersey, Dr. Summers served as Mid-West Division Manager for C.R. Bard, a company specializing in urological and cardiovascular products.  From March 1962 through March 1965, Dr. Summers served as a Marine Engineer and Construction specialist on offshore drilling and production facilities in the Gulf of Mexico and the Gulf of Paria Venezuela for KBR-Halliburton Marine.

Education. Doctor of Philosophy (PhD, Economics), Kennedy Western University, 1992; 1994; Master of Business Administration (MBA) Pepperdine University, l984; B.S. (Incomplete Physics) and Structural Engineer, 1962-65 University of Houston.

Affiliations. Fellow, American College of Angiology; (FACA) Fellow for over 30 years, American Society of Thrombosis and Blood Diseases, (Fellow, ASTBD) and, Fellow, International Society of Endovascular Specialist; Member, (F, ISES) Society of Cardiovascular and Interventional Radiology; (SCIVR) Member, New York Academy of Sciences;( NYAS) Member Society of Plastic Engineers, (SPE) Member, European Society for Vascular Medicine, (ESVS) Member, College of Physician Inventors; (CPI) Member, Houston Inventors Society, (HIS).

ITEM 9.01 – Financial Statements and Exhibits

EXHIBIT NO	DESCRIPTION
Exhibit 2.1

Agreement and Plan of Reorganization dated June 3, 2016 among First Titan, AngioSoma Research, Inc., a newly formed Texas corporation that is a wholly owned subsidiary of First Titan, AngioSoma, Inc., a Nevada corporation (“AngioSoma”) and the holders of 100% of the equity of AngioSoma (“Stockholders”)(1)

Exhibit 4.1	Designation of Series A Preferred Stock, filed with the Secretary of State of Nevada on June 15, 2016

Exhibit 99.1	Press Release dated June 22, 2016 announcing the appointment of Alex K. Blankenship and David P. Summers, PhD and announcing completion of the acquisition.

(1) Incorporated by reference to Exhibit 2.1 to Form 8-K filed June 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: June 22, 2016	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO